1Q 2014 Earnings Release April 21, 2014

2 Important Cautionary Statement The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2013 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation. In this presentation, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation contains forward-looking statements. Statements regarding future efficiency improvement, forecasts, and future levels of swap income, are forward looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could"; such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward- looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in other periodic reports that we file with the SEC. Those factors include: as one of the largest lenders in the Southeast and Mid-Atlantic U.S. and a provider of financial products and services to consumers and businesses across the U.S., our financial results have been, and may continue to be, materially affected by general economic conditions, particularly unemployment levels and home prices in the U.S., and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; legislation and regulation, including the Dodd-Frank Act, as well as future legislation and/or regulation, could require us to change certain of our business practices, reduce our revenue, impose additional costs on us, or otherwise adversely affect our business operations and/or competitive position; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; loss of customer deposits and market illiquidity could increase our funding costs; we rely on the mortgage secondary market and GSEs for some of our liquidity; our framework for managing risks may not be effective in mitigating risk and loss to us; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we will realize future losses if the proceeds we receive upon liquidation of NPAs are less than the carrying value of such assets; a downgrade in the U.S. government's sovereign credit rating, or in the credit ratings of instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, could result in risks to us and general economic conditions that we are not able to predict; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain breaches of our servicing agreements, and this could harm our liquidity, results of operations, and financial condition; we face certain risks as a servicer of loans, and may be terminated as a servicer or master servicer, be required to repurchase a mortgage loan or reimburse investors for credit losses on a mortgage loan, or incur costs, liabilities, fines and other sanctions if we fail to satisfy our servicing obligations, including our obligations with respect to mortgage loan foreclosure actions; financial difficulties or credit downgrades of mortgage and bond insurers may adversely affect our servicing and investment portfolios; we are subject to risks related to delays in the foreclosure process; we face risks related to recent mortgage settlements; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies and practices; our mortgage production and servicing revenue can be volatile; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity; changes in interest rates could also reduce the value of our MSRs and mortgages held for sale, reducing our earnings; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we might not pay dividends on our common stock; our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations, and require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

3 1Q 14 Summary Earnings • Net income available to common shareholders of $393 million • Earnings per share of $0.73 up 16% from prior year Revenue • Net interest income slightly lower relative to prior quarter • Noninterest income down from prior quarter, primarily due to seasonality; solid year over year trends, excluding mortgage production Expenses • Adjusted expenses1 declined relative to prior quarter and year, due to expense management efforts and reductions in cyclical costs2 Balance Sheet • Average performing loans increased 2% sequentially, driven by growth in the commercial and consumer loan portfolios • Average client deposits increased 1% sequentially with continued favorable mix shift Credit and Capital • Nonperforming loans declined 5% from prior quarter and 37% from prior year • Net charge-off ratio declined 5 bps sequentially to 0.35% • Tier 1 common ratio estimated to be 9.9% on Basel I basis and 9.7% on Basel III basis3 1. Please refer to page 25 in the appendix for noninterest expense adjustment details 2. Please refer to page 18 in the appendix for details on cyclical costs 3. Please refer to page 27 in the appendix for a Basel I to Basel III reconciliation

4 Net Income Available To Common & Diluted EPS Solid Earnings Growth from Prior Year ($ in millions, except per share data) 1. 3Q 13 reported EPS was $0.33 and reported net income available to common was $179 million. Please refer to page 29 in the appendix for reconciliation to adjusted figures Prior Quarter Variance • EPS declined by $0.04 → Primarily driven by lower net interest income, due to two fewer days in the quarter, and lower noninterest income, due to seasonality Prior Year Variance • EPS increased by $0.10, or 16% → Reductions in provision expense, cyclical costs and the effective tax rate were partially offset by a decline in mortgage production related income 3Q 131 $340 $365 $358 $413 $393 ($179) $0.63 $0.68 $0.66 $0.77 $0.73 1Q 13 2Q 13 4Q 13 1Q 14 3Q 13 significant items Net I c me Available to Common (excl 3Q 13 significant items) EPS (ex l 3Q 13 significant items)

5 Net Interest Income - FTE Net Interest Income Slightly Lower from Prior Quarter ($ in millions) Prior Quarter Variance • Net interest income down $8 million, primarily due to two fewer days in the quarter • Net interest margin modestly lower, primarily due to lower loan yields Prior Year Variance • Net interest income down $12 million → Interest income declined $18 million, primarily attributable to lower loan yields and reduced income from commercial loan swaps, partially offset by an increase in securities yields and higher average loans → Interest expense lower by $6 million, driven by a more favorable deposit mix and lower deposit costs • Net interest margin declined 14 bps due to lower loan yields, partially offset by lower deposit costs $1,251 $1,242 $1,240 $1,247 $1,239 3.33% 3.25% 3.19% 3.20% 3.19% 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 Net Interest Income Net Interest Margin

6 Noninterest Income Adjusted Noninterest Income1 Down from Prior Quarter ($ in millions) Prior Quarter Variance • Adjusted noninterest income1 declined $18 million → Service charges down $10 million, primarily due to fewer business days in the quarter → Investment banking down $8 million due to transaction seasonality Prior Year Variance • Adjusted noninterest income1 declined $86 million → A reduction in mortgage production income was partially offset by increases in investment banking, wealth management and mortgage servicing $814 $791 $858 $863 $680 1. Noninterest income on a GAAP basis was $863 million, $858 million, $680 million, $814 million and $791 million for 1Q 13, 2Q 13, 3Q 13, 4Q 13 and 1Q 14, respectively. Please refer to page 24 in the appendix for noninterest income adjustment details Note: Totals may not foot due to rounding 3Q 13 $875 $855 $743 $807 $789 ($11) $3 ($63) $7 $2 1Q 13 2Q 13 4Q 13 1Q 14 Adjust d Noninterest Income¹ Adjustment Items¹

Noninterest Expense[1]

Expenses Stable to Prior Quarter

($ in millions)



$1,730
$419
$1,357
$36
$1,353
$1,387
$1,311
$1,361
$1,321
1Q 13
2Q 13
3Q 13
4Q 13
1Q 14
Adjusted Noninterest Expense[1,2]
Adjustment Items[1,2]

Prior Quarter Variance

- Noninterest expense stable
  - → Employee compensation increased $77 million, primarily due to seasonality
  - → Cyclical costs[3] down $39 million
  - → Declines across all other categories
  - → Includes a $36 million impairment of legacy affordable housing assets

Prior Year Variance

- Adjusted noninterest expense[1,2] declined $32 million
  - → Primarily driven by lower cyclical costs[3]

1. In accordance with recently issued GAAP, amortization of affordable housing investments of $10 million, $10 million, $12 million and $16 million were reclassified and are now presented in provision for income taxes for the three months ended March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, respectively. Previously, the amortization was presented in other noninterest expense
2. Noninterest expense on a GAAP basis was $1,730 million and $1,357 million for 3Q 13 and 1Q 14, respectively. Please refer to page 25 in the appendix for noninterest expense adjustment details
3. Please refer to page 18 of the appendix for details on cyclical costs

Note: Totals may not foot due to rounding

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8 Tangible Efficiency Ratio – Adjusted Basis1,2 FY 2014 Target is < 64% 1. In accordance with recently issued GAAP, amortization of affordable housing investments of $10 million, $10 million, $12 million and $16 million were reclassified and are now presented in provision for income taxes for the three months ended March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, respectively. Previously, the amortization was presented in other noninterest expense 2. Calculated on a tangible basis and excluding certain items that are material and/or potentially nonrecurring. The GAAP efficiency ratios, inclusive of the adoption of the recently issued GAAP noted above, for 1Q 13, 2Q 13, 3Q 13, 4Q 13 and 1Q 14 were 64.0%, 66.1%, 90.1%, 66.0% and 66.8%, respectively. Please refer to page 26 in the appendix for the GAAP reconciliations 63.4% 65.9% 65.8% 66.0% 64.9% 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14

9 Credit Quality Asset Quality Improvements Continued ($ in millions) 1. In 2Q 13, $220 million of loans previously discharged from Chapter 7 bankruptcy were returned to performing status, due to their being current for six consecutive months from the time they were categorized as nonperforming Net Charge-offs Provision for Credit Losses Allowance for Loan and Lease Losses Nonperforming Loans1 $212 $146 $95 $101 $102 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 $226 $179 $146 $128 $110 0.76% 0.59% 0.47% 0.40% 0.35% 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 Net Charge-offs NCOs to Average Loans (annualized) $2,152 $2,125 $2,071 $2,044 $2,040 1.79% 1.75% 1.67% 1.60% 1.58% 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 ALLL ($) ALLL Ratio $1,467 $1,141 $1,037 $971 $925 1.21% 0.94% 0.83% 0.76% 0.72% 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 Nonperforming Loans Nonperforming Loan Ratio

10 $58.5 $59.4 $60.0 $62.1 $64.8 $41.4 $41.2 $41.9 $42.5 $42.3 $19.4 $19.5 $19.7 $20.1 $20.5 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 Commercial Residential Consumer Loans Average Performing Loans Increased 2% Sequentially ($ in billions) $124.7 $119.4 $120.0 $121.6 Note: Totals may not foot due to rounding Prior Quarter Variance • Performing loans up $2.9 billion, or 2%, driven by broad-based growth → C&I up 4% → CRE up 11% → Consumer up 2% Prior Year Variance • Performing loans grew $8.2 billion, or 7%, driven by broad-based growth → C&I up 8% → CRE up 37% → Consumer up 6% $127.6

11 Deposits Average Client Deposits Increased 1% Sequentially with Continued Favorable Mix Shift ($ in billions) 1. Lower cost deposits include DDA, NOW, Money Market and Savings Note: Totals may not foot due to rounding $128.4 $127.7 $126.6 $127.5 $126.6 Prior Quarter Variance • Client deposits increased 1% → Lower-cost deposits1 increased $1.3 billion, or 1% → Higher-cost time deposits declined $0.4 billion, or 3% Prior Year Variance • Client deposits increased 1% → Lower-cost deposits1 up $2.6 billion, or 2% → Higher-cost time deposits declined $1.8 billion, or 12% $38.1 $38.7 $38.6 $39.1 $39.0 $26.4 $26.0 $25.4 $26.5 $27.7 $43.0 $41.8 $43.0 $42.8 $42.8 $5.5 $5.8 $5.8 $5.8 $6.0 $14.7 $14.2 $13.7 $13.3 $12.9 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 DDA NOW Money Market Savings Time

12 Capital Position Capital Ratios Up Slightly; Estimated Basel III Common Equity Tier 1 Ratio of 9.7%¹ ($ in billions, except per share data) Tangible Common Equity Ratio2 Tangible Book Value Per Share3 1 1. 1Q 14 estimated. Please refer to page 27 of the appendix for additional details on the calculation 2. The total shareholders’ equity to total assets ratio was 12.29%, 12.25%, 12.27%, 12.22% and 12.15% for periods ending 1Q 13, 2Q 13, 3Q 13, 4Q 13 and 1Q 14, respectively. Please refer to page 28 in the appendix for a reconcilement of tangible common equity to shareholders’ equity and tangible assets to total assets 3. Book value per share was $37.89, $37.65, $37.85, $38.61 and $39.44 for the periods ending 1Q 13, 2Q 13, 3Q 13, 4Q 13 and 1Q 14, respectively. See Appendix A within the earnings release for a reconcilement to book value per share 8.57% 8.51% 8.54% 8.57% 8.59% 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 $13.9 $14.2 $14.3 $14.6 $14.9 10.1% 10.2% 9.9% 9.8% 9.9% 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 Basel I Tier 1 Common $ Basel I Tier 1 Common % $26.33 $26.08 $26.27 $27.01 $27.82 1Q 13 2Q 13 Q 13 Q 13 1Q 14

Consumer Banking and PWM Highlights

Net Income Up 14% from Prior Year

($ in millions)

	1Q 13	4Q 13	1Q 14	% Chg Prior Qtr	% Chg Prior Yr
Net Interest Income (FTE)	$649	$658	$641	-3%	-1%
Noninterest Income	357	373	361	-3%	1%
Total Revenue (FTE)	1,006	1,031	1,002	-3%	0%
Provision for Credit Losses	92	60	53	-12%	-42%
Noninterest Expense	704	714	709	-1%	1%
Net Income	$133	$162	$152	-6%	14%
Key Statistics ($ in billions)					
Tangible Efficiency Ratio[1]	67.3%	67.1%	68.7%		
Total Loans (average)	$40.3	$40.9	$41.3	1%	2%
Consumer and Commercial Deposits (average)	$85.0	$84.3	$84.5	0%	-1%

Prior Quarter Variance

- Noninterest income lower, primarily due to the seasonal effects on service charges
- Provision for credit losses declined, primarily due to improved home equity performance (also applicable to prior year variance)
- Net interest income lower, given the impact of the continued low rate environment (also applicable to prior year variance)

Prior Year Variance

- Net income up 14%
- Noninterest income up modestly, as a 17% increase in retail investment income was partially offset by a decline in service charges

1. Reported efficiency ratios were 70.0%, 69.3% and 70.8% for 1Q 13, 4Q 13 and 1Q 14, respectively. The impacts from excluding the amortization and associated funding cost of intangible assets were (2.7%), (2.2%) and (2.1%) for 1Q 13, 4Q 13 and 1Q 14, respectively

Note: Totals may not foot due to rounding

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Wholesale Banking Highlights

Solid Momentum Continues

($ in millions)

	1Q 13	4Q 13	1Q 14	% Chg Prior Qtr	% Chg Prior Yr
Net Interest Income (FTE)	$418	$441	$437	-1%	4%
Noninterest Income	306	355	322	-9%	5%
Total Revenue (FTE)	724	796	759	-5%	5%
Provision for Credit Losses	56	4	23	NM	-59%
Noninterest Expense	380	400	455	14%	20%
Net Income	$191	$264	$189	-28%	-1%
Key Statistics ($ in billions)					
Tangible Efficiency Ratio[1]	51.2%	49.3%	58.8%		
Total Loans (average)	$52.5	$56.3	$58.9	5%	12%
Consumer and Commercial Deposits (average)	$39.1	$41.0	$42.1	3%	8%

Prior Quarter Variance

- Strong loan growth across CIB, CRE, and Commercial Banking
- Noninterest income down 9% due to the seasonal effects on investment banking income along with gains realized on certain asset sales in 4Q 13
- Noninterest expense higher due to seasonal increase in personnel expense and affordable housing impairment of $36 million

Prior Year Variance

- Pre-tax income growth of 10%, excluding the aforementioned impairment[2]
- Solid revenue growth given momentum in loans, deposits and investment banking income; partially offset by loan yield compression
- Provision for credit losses down 59% due to asset quality improvement
- Noninterest expense increased primarily due to a 1Q 13 incentive accrual reversal and the aforementioned impairment

1. Reported efficiency ratios were 52.5%, 50.2% and 59.9% for 1Q 13, 4Q 13 and 1Q 14, respectively. The impacts from excluding the amortization and associated funding cost of intangible assets were (1.2%), (0.9%) and (1.1%) for 1Q 13, 4Q 13 and 1Q 14, respectively
2. Inclusive of the $36 million affordable housing impairment, pre-tax income declined 2%

SunTrust

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15 Mortgage Banking Highlights Execution on Expense Initiatives Drives Profitability ($ in millions) Note: Totals may not foot due to rounding Prior Quarter Variance • Noninterest income up 35% due to higher servicing and production income • Provision declined due to continued asset quality improvements (also applicable to prior year variance) • Noninterest expense significantly lower due to execution of cost saving efforts and lower cyclical costs (also applicable to prior year variance) Prior Year Variance • Expense management and lower provision more than offset the decline in production income 1Q 13 4Q 13 1Q 14 % Chg Prior Qtr % Chg Prior Yr Net Interest Income (FTE) $127 $130 $134 3% 6% Noninterest Income 198 74 100 35% -49% Total Revenue (FTE) 325 204 234 15% -28% Provision for Credit Losses 64 37 26 -30% -59% Noninterest Expense 269 256 187 -27% -30% Net Income / (Loss) ($4) ($65) $15 NM NM Key Statistics ($ in billions) Efficiency Ratio 82.9% 125.7% 79.9% Total Loans (averag ) $28.0 $28.4 $28.3 0% 1% Consumer and Commercial Deposits (average) $3.5 $2.3 $1.9 -19% -46% Production Volume $8.8 $3.9 $3.1 -21% -65%

Appendix

17 Mortgage Servicing Income Supplemental Information ($ in millions) 1. Includes contractually specified servicing fees, late charges, and other ancillary revenues 2. Due primarily to the receipt of monthly servicing fees and from prepayments 3. Includes both the fair value mark-to-market of the Mortgage Servicing Rights asset from changes in market rates and other assumption updates, exclusive of the decay, and the impact of using derivatives to hedge the risk of changes in the fair value of the MSR Note: Totals may not foot due to rounding 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 Servicing Fees 1 $77 $77 $85 $81 $80 (73) (78) (66) (43) (35) Net MSR Fair Value and Hedge Activity3 34 2 (8) 0 9 Mortgage Servicing Income $38 $1 $11 $38 $54 Memo: Total Loans Serviced for Others (end of period) $111,973 $109,307 $109,224 $106,832 $105,746 Annualized Servicing Fees / Total Loans Serviced for Others (bps) 28 28 31 30 31 Changes in MSR Value from Collection / Realization of Cash Flow (Decay) 2

18 $39 $72 $27 $42 $21 $1 $4 $20 $38 $30 $27 $15 $12 $14 $13 $13 $6 1Q 13 2Q 13 3Q 13 Adjusted 4Q 13 1Q 14 Operating Losses Other Real Estate (Other Exp.) Collection Services (Other Exp.) Credit Services (Other Exp.) Additional Noninterest Expense Disclosure ($ in millions) 1. Adjusted to exclude certain October 10, 2013 8-K items. Adjusted figures provided as they remove certain items that are material and/or potentially non-recurring. Operating losses adjusted from $350 million to $27 million due to $323 million of operating losses associated with specific legacy mortgage and other related legal matters. Collection services adjusted from $126 million to $30 million due to the impact of the $96 million servicing advances allowance increase Note: Totals may not foot due to rounding $81 $71 $125 $75 $42 Cyclical Costs Consist of: 1 Credit-Related Expenses and Operating Losses (Cyclical Costs)

19 $102 $102 $95 $81 1Q 14 2Q 14 3Q 14 4Q 14 2015 Qrtrly Average Commercial Loan Swap Interest Income ($ in millions) Key Points • Swap income is expected to remain stable in 2Q 14, then decline over the remainder of 2014 and 2015 • SunTrust receives a fixed rate and pays a floating rate (LIBOR) on the notional value of these swaps • As these swaps mature, asset sensitivity increases → As of March 31, 2014, an instantaneous 100 bps increase in rates would result in a 2.3% increase in net interest income over the next twelve months → For every $1 billion of commercial loan swaps that matures, asset sensitivity increases by ~0.2% Actual Forecast1 1. Forecast swap income assumes LIBOR unchanged relative to 03/31/14 levels ~$35

30 - 89 Day Delinquencies by Loan Class

Excludes Government-Guaranteed Loans

($ in millions)

30-89 Accruing Delinquencies	1Q 13	2Q 13	3Q 13	4Q 13	1Q 14	Memo: 1Q 14 Loan Balance
Commercial & industrial	0.17%	0.14%	0.08%	0.08%	0.09%	$58,828
Commercial real estate	0.18%	0.34%	0.10%	0.09%	0.11%	5,961
Commercial construction	0.03%	0.01%	0.01%	0.14%	0.25%	920
Total Commercial Loans	0.17%	0.16%	0.08%	0.08%	0.10%	$65,709
Residential mortgages - guaranteed	-	-	-	-	-	$3,295
Residential mortgages - nonguaranteed	0.76%	0.70%	0.65%	0.61%	0.50%	24,331
Home equity products	0.79%	0.78%	0.82%	0.80%	0.73%	14,637
Residential construction	1.04%	1.07%	0.72%	0.67%	1.71%	532
Total Residential Loans[1]	0.78%	0.74%	0.71%	0.69%	0.60%	$42,795
Guaranteed student loans	-	-	-	-	-	$5,533
Other direct	0.52%	0.64%	0.56%	0.64%	0.49%	3,109
Indirect	0.38%	0.44%	0.49%	0.66%	0.57%	11,339
Credit cards	1.03%	0.89%	0.91%	0.93%	0.82%	711
Total Consumer Loans[2]	0.44%	0.50%	0.52%	0.67%	0.56%	$20,692
Total SunTrust - excluding government-guaranteed delinquencies[3]	0.41%	0.40%	0.35%	0.36%	0.32%	$120,368
Impact of excluding government-guaranteed	0.37%	0.31%	0.30%	0.38%	0.35%	8,828
Total SunTrust - including government-guaranteed delinquencies[4]	0.78%	0.71%	0.65%	0.74%	0.67%	$129,196

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

Note: Totals may not foot due to rounding

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21 Nonperforming Loans by Loan Class Down 5% Sequentially and 37% from Prior Year ($ in millions) 1. In 2Q 13, $220 million of residential mortgage and home equity loans previously discharged from Chapter 7 bankruptcy were returned to performing status, due to their being current for six consecutive months from the time they were categorized as nonperforming Note: Totals may not foot due to rounding Memo: Nonperforming Loans 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 1Q 14 Loan Balance Commercial & industrial $205 $227 $216 $196 $177 $58,828 Commercial real estate 59 54 42 39 41 5,961 Commercial construction 25 23 17 12 11 920 Total Commercial Loans $289 $304 $275 $247 $229 $65,709 Residential mortgages – guaranteed - - - - - $3,295 Residential mortgages – nonguaranteed1 $721 $516 $464 $441 $426 24,331 Home equity products1 334 225 209 210 207 14,637 Residential construction 102 84 79 61 51 532 Total Residential Loans $1,157 $825 $752 $712 $684 $42,795 Guaranteed student loans - - - - - $5,533 O her direct $6 $4 $4 $5 $6 3,109 Indirect 15 8 6 7 6 11,339 Credit cards - - - - - 711 Total Consumer Loans $21 $12 $10 $12 $12 $20,692 Total SunTrust $1,467 $1,141 $1,037 $971 $925 $129,196

22 Net Charge-off Ratios by Loan Class Note: Totals may not foot due to rounding Down 5bps Sequentially and 31bps from Prior Year ($ in millions) Memo: Net Charge-offs % Average Loans (annualized) 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 1Q 14 Loan Balance Commercial & industrial 0.33% 0.30% 0.27% 0.16% 0.11% $58,828 Commercial real estate 0.24% 0.24% 0.04% 0.43% -0.03% 5,961 Commercial construction -0.13% -0.34% 0.71% -1.40% 1.32% 920 Total Commercial Loans 0.32% 0.29% 0.26% 0.16% 0.12% $65,709 Residential mortgages – guaranteed - - - - - $3,295 Residential mortgages – nonguaranteed 1.25% 0.94% 0.66% 0.54% 0.39% 24,331 Home equity products 1.79% 1.55% 1.15% 1.06% 1.10% 14,637 Residential construction 10.90% 4.80% 3.28% 5.94% 3.65% 532 Total Residential Loans 1.48% 1.13% 0.82% 0.75% 0.64% $42,795 Guaranteed student loans - - - - - $5,533 Other direct 1.19% 1.11% 0.91% 0.84% 1.05% 3,109 Indirect 0.46% 0.17% 0.31% 0.37% 0.40% 11,339 Credit cards 3.40% 3.13% 2.81% 2.86% 2.65% 711 Total Consumer Loans 0.52% 0.34% 0.39% 0.42% 0.47% $20,692 Total SunTrust 0.76% 0.59% 0.47% 0.40% 0.35% $129,196

23 Net Charge-offs by Loan Class Note: Totals may not foot due to rounding Down 14% Sequentially and 51% from Prior Year ($ in millions) Memo: Net Charge-offs ($) 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 1Q 14 Loan Balance Commercial & industrial $44 $42 $38 $22 $16 $58,828 Commercial real estate 2 3 - 6 (1) 5,961 Commercial construction (0) (1) 1 (3) 4 920 Total Commercial Loans $45 $44 $39 $25 $19 $65,709 Residential mortgages – guaranteed - - - - - $3,295 Residential mortgages – nonguaranteed $71 $54 $39 $33 $23 24,331 Home equity products 65 57 44 40 40 14,637 Residential construction 20 8 5 9 5 532 Total Residential Loans $156 $119 $88 $82 $68 $42,795 Guaranteed student loans - - - - - $5,533 O her direct $7 $6 $6 $6 $8 3,109 Indirect 13 5 9 10 11 11,339 Credit cards 5 5 4 5 4 711 Total Consumer Loans $25 $16 $19 $21 $23 $20,692 Total SunTrust $226 $179 $146 $128 $110 $129,196

24 Reconciliation of Noninterest Income ($ in millions) 1. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions Note: Totals may not foot due to rounding 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 Total Noninterest Income $863 $858 $680 $814 $791 Adjustment Items: Securities Gains 2 0 (0) 1 (1) Fair Value Items (Trading Income) (10) 10 (4) 10 (2) Fair Value Items (Mortgage Production) (3) (7) 4 (4) 5 GSE Mortgage Repurchase Settlements (Mortgage Production Related Income) - - (63) - - Total Adjustments (11) 3 (63) 7 2 Adjusted Noninterest Income 1 $875 $855 $743 $807 $789 Memo: Reported Trading Income $42 $49 $33 $57 $49 - Fair Value Items (10) 10 (4) 10 (2) Adjusted Trading Income $52 $39 $37 $47 $51

25 Reconciliation of Noninterest Expense ($ in millions) 1. In accordance with recently issued GAAP, amortization of affordable housing investments of $10 million, $10 million, $12 million and $16 million were reclassified and are now presented in provision for income taxes for the three months ended March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, respectively. Previously, the amortization was presented in other noninterest expense 2. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions Note: Totals may not foot due to rounding 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 Total Noninterest Expense 1 $1,353 $1,387 $1,730 $1,361 $1,357 Adjustment Items: Affordable Housing Impairment (Other Noninterest Expense) - - - - 36 Settlement of Certain Legal Matters (Operating Losses) - - 323 - - Mortgage Servicing Advances Allowance Increase (Other Noninterest Expense) - - 96 - - Total Adjustments - - 419 - 36 Adjusted Noninterest Expense 2 $1,353 $1,387 $1,311 $1,361 $1,321

Reconciliation of Efficiency Ratio

($ in millions)

	1Q 13	2Q 13	3Q 13	4Q 13	1Q 14
Reported (GAAP) Basis					
Total Revenue - FTE	$2,114	$2,100	$1,920	$2,061	$2,030
Total Noninterest Expense[1]	1,353	1,387	1,730	1,361	1,357
Amortization of Intangibles / Impairment of Goodwill	6	6	6	5	3
Efficiency Ratio	64.0%	66.1%	90.1%	66.0%	66.8%
Tangible Efficiency Ratio	63.7%	65.8%	89.8%	65.8%	66.7%
Adjusted Basis					
Reported Revenue	$2,114	$2,100	$1,920	$2,061	$2,030
Adjustment Items:					
Securities Gains / (Losses)	2	0	(0)	1	(1)
Fair Value Items (Trading)	(10)	10	(4)	10	(2)
Fair Value Items (Mortgage)	(3)	(7)	4	(4)	5
GSE Mortgage Repurchase Settlements	-	-	(63)	-	-
Adjusted Revenue[2]	$2,125	$2,097	$1,984	$2,054	$2,029
Reported Noninterest Expense[1]	$1,353	$1,387	$1,730	$1,361	$1,357
Adjustment Items:					
Affordable Housing Impairment	-	-	-	-	36
Settlement of Certain Legal Matters	-	-	323	-	-
Mortgage Servicing Advances Allowance Increase	-	-	96	-	-
Adjusted Expense[1,2]	$1,353	$1,387	$1,311	$1,361	$1,321
Efficiency Ratio - Adjusted Basis	63.7%	66.1%	66.1%	66.3%	65.1%
Tangible Efficiency Ratio - Adjusted Basis	63.4%	65.9%	65.8%	66.0%	64.9%

1. In accordance with recently issued GAAP, amortization of affordable housing investments of $10 million, $10 million, $12 million and $16 million were reclassified and are now presented in provision for income taxes for the three months ended March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, respectively. Previously, the amortization was presented in other noninterest expense
2. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions

Note: Totals may not foot due to rounding

SunTrust

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27 Reconciliation of Common Equity Tier 1 Ratio1 ($ in billions) 1Q 14 Basel I Tier 1 Common Equity $14.9 Adjustments from Basel I to Basel III 2 0.0 Basel III Common Equity Tier 13 $14.9 Risk-weighted Assets - Basel I $150.4 Adjustments from Basel I to Basel III 4 3.0 Risk-weighted Assets - Basel III 3 $153.4 Tier 1 Common Ratio (Basel I) 9.9% Common Equity Tier 1 Ratio (Basel III)3 9.7% 1. The Tier 1 common ratio is a financial measure that is used by regulators, bank management, and investors to assess the capital position of financial services companies. The common equity Tier 1 ratio as calculated for Basel III is considered non-GAAP, and as such we have presented a reconciliation to the Tier 1 common ratio under Basel I that is currently used by regulators. All figures are estimated at the time of the earnings release and subject to revision 2. Improved treatment of mortgage servicing assets essentially offset by disallowed deferred tax assets 3. The Basel III calculations of common equity Tier 1, risk-weighted assets, and the common equity Tier 1 ratio are based upon the Company's interpretation of the final Basel III rules issued by the Federal Reserve on July 2, 2013, on a fully-phased-in basis. The Company's interpretation of the rules is subject to change, and as such, so are its estimated Basel III calculations 4. The largest differences between the risk-weighted assets as calculated under Basel I versus Basel III for SunTrust relate to the risk-weightings for certain commercial loans, unfunded commitments and mortgage servicing assets Note: Totals may not foot due to rounding

28 Reconciliation of Non-GAAP Measures ($ in billions, except per share data) Mar 31 Jun 30 Sep 30 Dec 31 Mar 31 2013 2013 2013 2013 2014 Total shareholders' equity $21.2 $21.0 $21.1 $21.4 $21.8 Goodwill, net of deferred taxes (6.2) (6.2) (6.2) (6.2) (6.2) Other intangible assets including MSRs, net of deferred taxes (1.1) (1.2) (1.3) (1.3) (1.3) MSRs 1.0 1.2 1.2 1.3 1.3 Tangible equity 14.9 14.8 14.8 15.2 15.6 Preferred stock (0.7) (0.7) (0.7) (0.7) (0.7) Tangible common equity $14.2 $14.0 $14.1 $14.5 $14.9 Total assets $172.4 $171.5 $171.8 $175.3 $179.5 Goodwill (6.4) (6.4) (6.4) (6.4) (6.4) Other intangible assets including MSRs (1.1) (1.2) (1.3) (1.3) (1.3) MSRs 1.0 1.2 1.2 1.3 1.3 Tangible assets $166.0 $165.1 $165.4 $168.9 $173.1 Tangible equity to tangible assets 9.00% 8.95% 8.98% 9.00% 9.01% Tangible common equity to tangible assets 8.57% 8.51% 8.54% 8.57% 8.59% Tangible book value per common share $26.33 $26.08 $26.27 $27.01 $27.82 Note: Totals may not foot due to rounding

Reconciliation of 3Q 13 Income Statement

Reported and Excluding Impact of October 10, 2013 8-K Items

($ in millions, except per share data)

Income Statement ($ in millions)	3Q 13 Reported Earnings	Impact from Significant 3Q 13 Items	3Q 13 Adjusted Earnings
NET INTEREST INCOME	$1,208		$1,208
Provision for Credit Losses	95		95
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,113		1,113
NONINTEREST INCOME			
Service charges on deposit accounts	168		168
Trust and investment management income	133		133
Retail investment services	68		68
Other charges and fees	91		91
Investment banking income	99		99
Trading Income	33		33
Card fees	77		77
Mortgage production related income / (loss)	(10)	(63) [1]	53
Mortgage servicing related income	11		11
Other noninterest income / (loss)	10		10
Net securities gains	-		-
Total noninterest income	680	(63)	743
NONINTEREST EXPENSE			
Employee compensation and benefits	682		682
Net occupancy expense	86		86
Outside processing and software	190		190
Equipment expense	45		45
Marketing and customer development	34		34
Amortization/impairment of intangible assets/goodwill	6		6
Net loss on extnguishment of debt	-		-
Operating losses	350	323 [2]	27
FDIC premium/regulatory exams	45		45
Other noninterest expense	292 [4]	96 [3]	196
Total noninterest expense	1,730	419	1,311
INCOME BEFORE PROVISION FOR INCOME TAXES	63	(482)	545
Provision for income taxes	(133) [4]	(303) [5]	170
INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	196	(179)	375
Net income attributable to noncontrolling interest	7		7
NET INCOME	189	(179)	368
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	179	(179)	358
EPS - DILUTED	$0.33	($0.33)	$0.66

1. Reflects the pre-tax impact of mortgage repurchase settlements with Fannie Mae and Freddie Mac. 2. Reflects the pre-tax impact from the settlement of certain legal matters. 3. Reflects the pre-tax impact from the mortgage servicing advances allowance increase. 4. In accordance with recently issued GAAP, amortization of affordable housing investments of $12 million was reclassified and is now presented in provision for income taxes for 3Q 13. Previously, the amortization was presented in other noninterest expense. 5. Reflects the provision for income taxes impact related to footnotes 1 - 3 ($191) and the other tax items ($113) referred to in the October 10, 2013 8-K

Note: Totals may not foot due to rounding

SunTrust

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